UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2021

NORTHERN STAR INVESTMENT CORP. II

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39929	85-3909728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Graubard Miller

The Chrysler Building

405 Lexington Avenue, 11th Floor

New York, NY 10174

(Address of Principal Executive Offices) (Zip Code)

(212) 818-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-fifth of one redeemable warrant	NSTB.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	NSTB	The New York Stock Exchange
Redeemable warrants, exercisable for shares of Class A Common Stock at an exercise price of $11.50 per share	NSTB WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On November 30, 2021, Northern Star Investment Corp. II (“Northern Star”) was notified by Apex Fintech Solutions LLC (“Apex”) that, effective immediately, Apex was terminating that certain Agreement and Plan of Reorganization (“Merger Agreement”), dated as of February 21, 2021, by and among Northern Star, NISC II-A Merger LLC, NISC II-B Merger LLC, Apex and, solely for the purposes of Section 5.21 thereof, PEAK6 Investments LLC. The Merger Agreement had provided for the parties to enter into a business combination transaction, as a result of which Apex would have become a wholly-owned subsidiary of Northern Star, with the members of Apex becoming stockholders of Northern Star. Apex terminated the Merger Agreement pursuant to Section 7.1(b) thereof, based upon the business combination transaction not having been completed by the outside date of November 30, 2021. Despite the best efforts of Northern Star and Apex over almost eight months, the parties were unable to have Northern Star’s registration statement on Form S-4 relating to the proposed transaction cleared by the staff of the Securities and Exchange Commission.

The subscription agreements (the “Subscription Agreements”) between Northern Star and certain accredited investors, pursuant to which such investors had agreed to purchase, concurrently with the closing of the business combination transaction, an aggregate of 17.5 million shares of Class A Common Stock in a private placement at a price of $10.00 per share, terminated by their terms simultaneously with the termination of the Merger Agreement.

Northern Star was incorporated for the purpose of effecting a merger, share purchase, reorganization or other similar business combination with one or more businesses or entities. Northern Star intends to continue in its efforts to identify a prospective target business for an initial business combination. Under Northern Star’s amended and restated certificate of incorporation, Northern Star has until January 28, 2023 to complete an initial business combination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2021	NORTHERN STAR INVESTMENT CORP. II

	By:	/s/ Joanna Coles
Joanna Coles
Chief Executive Officer